Exhibit 5

                                                                  August 8, 2002



Board of Directors
Starcraft Corporation
2703 College Avenue
Goshen, Indiana  46527

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-2 (file no. 333-96989) (the "Registration Statement") filed by Starcraft Corporation, an Indiana corporation (the "Corporation"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to registration under the Act of (i) the sale of options (the "Options") to purchase 500,000 shares of common stock, without par value (the "Common Stock"), of the Corporation by the holders of such Options named in the Registration Statement; (ii) the sale of warrants (the "Warrants") to purchase 400,000 shares of Common Stock of the Corporation by the holders of such Warrants named in the Registration Statement;
(iii) the issuance by the Corporation of up to 900,000 shares of Common Stock to persons who exercise the Warrants or Options; and (iv) the resale by persons who exercise Warrants or Options of the shares of Common Stock they acquire upon such exercise.

     We have examined such records and documents and have made such investigation of law as we have deemed necessary in the circumstances. Based on that examination and investigation, it is our opinion that the Corporation has duly authorized the shares of Common Stock to be issued upon the exercise of the Warrants and Options and, when issued and delivered upon the exercise of the Warrants or Options against payment of the exercise price in the manner described in the Registration Statement and in compliance with the Act and applicable state blue sky laws, such shares of Common Stock will have been validly issued and will be fully paid and non-assessable.

     The foregoing opinion is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,


                                           /s/ Barnes & Thornburg

                                           BARNES & THORNBURG